Exhibit 10.34

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT (“Third Amendment”) is made by and between the Regents of the University of New Mexico, a body corporate of the State of New Mexico, as Landlord, and Exagen Diagnostics, Inc., as Tenant.

WHEREAS, in May 2013, Tenant entered into a Lease with Landlord for space at 800 Bradbury Dr.SE known as Suite 108 (the “Lease”); and,

WHEREAS, in April 2014, Tenant entered into a First Amendment to lease, exercising its First Option to extend the initial term of the Lease Agreement for six (6) additional months; and,

WHEREAS, in November 2014, Tenant entered into a Second Amendment to Lease, to extend the initial term of the Lease Agreement for six (6) additional months; and,

WHEREAS, Tenant now desires, and Landlord agrees, to extend the Lease Term by six (6) months and,

NOW THEREFORE, Tenant and Landlord mutually agree and covenant as follows:

1.	Landlord and Tenant agree to extend the Lease Term for six (6) months to commence June 1, 2015 and expire on November 30, 2015.

2.	The monthly rent amount shall remain, Four Thousand Two Hundred and Five Dollars and Thirty-four cents ($4,205.34).

3.	All capitalized terms used, but not defined, in this Third Amendment shall have the meaning ascribed to them in the Lease.

4.	Except as amended herein, all other terms and conditions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed by their duly authorized representatives.

LANDLORD: The Regents of the University of New Mexico

/s/ David W. Harris
By:	David W. Harris
Its:	EVP for Administration, COO & CFO

/s/ Bruce Cherrin
By:	Bruce Cherrin
Its:	Chief Procurement Officer

TENANT: Exagen Diagnostics, Inc.,

/s/ Wendy Swedick
By:	Wendy Swedick
Its:	Chief Financial Officer

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